EXHIBIT (10)(b)

OPINION AND CONSENT OF ACTUARY

[Transamerica Life Insurance Company]

April 14, 2006

Transamerica Life Insurance Company

4333 Edgewood Road NE

Cedar Rapids, Iowa 52499-0001

Re:	Retirement Builder Variable Annuity Account
Portfolio Select Variable Annuity
Registration on Form N-4 SEC File No. 333-7509

Dear Sir/Madam:

With regard to the above registration statement, I have examined such documents and made such inquiries as I have deemed necessary and appropriate, and on the basis of such examination, have the following opinions:

Fees and charges deducted under the Retirement Income Builder Variable Annuity, Retirement Income Builder II Variable Annuity, and Portfolio Select Variable Annuity policies are those deemed necessary to appropriately reflect:

(1)	the expenses incurred in the acquisition and distribution of the policies,

(2)	the expenses associated with the development and servicing of the policies,

(3)	the assumption of certain risks arising from the operation and management of the policies and/or riders to the policy and that provides for a reasonable margin of profit.

Fees and charges assessed against the policy values in the Variable Account include:

(i)	Service Charge and Administrative Charge

(ii)	Mortality and Expense Risk Fee (M&E)

(iii)	Taxes (including Premium and other Taxes if applicable)

(iv)	Surrender Charges

(v)	Any applicable rider fees or charges

Transamerica Life Insurance Company

April 14, 2006

The magnitude of each of the individual charges listed above in (i) through (v) is established in the pricing of the Retirement Income Builder Variable Annuity, Retirement Income Builder II Variable Annuity, and Portfolio Select Variable Annuity, to achieve a reasonable Return on Investment (ROI), which is within the range of industry practice with respect to comparable variable annuity products.

Except by coincidence, it is not expected that actual charges assessed in a given year would exactly offset actual expenses incurred. Acquisition expenses (as well as major product and/or systems development expenses) are incurred “up front” and recovered, with a reasonable profit margin, through future years’ charges. In addition, the company cannot increase certain charges under the policies in the pricing process.

Therefore, in my opinion, the fees and charges deducted under the policies, in the aggregate, are reasonable in relation to the services rendered, the expenses expected to be incurred, and the risks assumed by the company.

I hereby consent to the use of this opinion, which is included as an Exhibit to the Registration Statement.

/s/ R. Gene Hauser
R. Gene Hauser, FSA, MAAA
Actuary
Transamerica Life Insurance Company